UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 10, 2017

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 West Wall Street, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2017, Legacy Reserves LP (“Legacy”) began mailing the proxy statement for its 2017 Annual Meeting of Unitholders to be held on May 16, 2017 (the “Annual Meeting”) to its unitholders of record as of March 21, 2017. In order to provide Legacy's unitholders and others with a fully-updated Legacy partnership agreement prior to the Annual Meeting, the Board of Directors of Legacy's general partner, Legacy Reserves GP, LLC, has approved, in accordance with Section 13.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP, as amended (the “Fourth Amended and Restated Partnership Agreement”), the Fifth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP (the “Fifth Amended and Restated Partnership Agreement”). The Fifth Amended and Restated Partnership Agreement incorporates the amendments to the Fourth Amended and Restated Partnership Agreement which were approved by Legacy's unitholders at Legacy’s 2016 Annual Meeting of Unitholders and set forth in the Amendment No. 1 dated May 10, 2016, changes to the Fourth Amended and Restated Partnership Agreement to reflect the passage of time, certain tax law updates, the removal of provisions that are no longer applicable and corrections of typographical errors, all as more fully set forth in Exhibit 3.1 attached hereto. The Fifth Amended and Restated Partnership Agreement was executed on April 10, 2017.

The description of the Fifth Amended and Restated Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
Exhibit 3.1	Fifth Amended and Restated Agreement of Limited Partnership of Legacy Reserves LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC, its General Partner

Date: April 10, 2017	/s/ James Daniel Westcott
James Daniel Westcott
Executive Vice President and Chief Financial Officer